Exhibit 99.1

TERMINATION OF GROUP AGREEMENT

This Termination (this “Termination”) of the Group Agreement (as defined below) is by and among (1) Starboard Value and Opportunity Master Fund Ltd, a Cayman Islands exempted company, Starboard Value and Opportunity S LLC, a Delaware limited liability company, Starboard Value and Opportunity C LP, a Delaware limited partnership, Starboard Value LP, a Delaware limited partnership, Starboard Value GP LLC, a Delaware limited liability company, Starboard Principal Co LP, a Delaware limited partnership, Starboard Principal Co GP LLC, a Delaware limited liability company, Starboard Value R LP, a Delaware limited partnership, Starboard Value R GP LLC, a Delaware limited liability company, Jeffrey C. Smith, Mark R. Mitchell and Peter A. Feld (together, “Starboard”) and (2) Kenneth H. Traub (“Mr. Traub” and together with Starboard, each a “Party” to this Agreement, and collectively, the “Parties” or the “Group”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Group Agreement.

WHEREAS, Starboard and Mr. Traub have entered into that certain Group Agreement, dated as of January 20, 2015 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Group Agreement”); and

WHEREAS, the Parties have agreed, subject to the terms and conditions set forth herein, to terminate the Group Agreement as provided for herein.

NOW, IT IS AGREED, as of the date and time hereof, by the Parties hereto:

1. The Group Agreement is hereby automatically terminated without any further action by the Parties and will have no further force or effect; provided, however that Section 7 of the Group Agreement shall survive and continue in full force and effect

[Signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of 4:01 p.m. EDT of this 24th day of April, 2015.

STARBOARD VALUE AND OPPORTUNITY	STARBOARD VALUE LP
MASTER FUND LTD	By: Starboard Value GP LLC,
By: Starboard Value LP,	its general partner
its investment manager

STARBOARD VALUE AND OPPORTUNITY S LLC	STARBOARD VALUE GP LLC
By: Starboard Value LP,	By: Starboard Principal Co LP,
its manager	its member

STARBOARD VALUE AND OPPORTUNITY C LP	STARBOARD PRINCIPAL CO LP
By: Starboard Value R LP	By: Starboard Principal Co GP LLC,
its general partner	its general partner

STARBOARD VALUE R LP	STARBOARD PRINCIPAL CO GP LLC
By: Starboard Value R GP LLC, its general partner	STARBOARD VALUE R GP LLC

By:	/s/ Jeffrey C. Smith
Name: Jeffrey C. Smith
Title: Authorized Signatory

/s/ Jeffrey C. Smith
JEFFREY C. SMITH
Individually and as attorney-in-fact for Mark R. Mitchell and Peter A. Feld

[Signature page to Termination of Group Agreement]

By:	/s/ Kenneth H. Traub
Name:Kenneth H. Traub

[Signature page to Termination of Group Agreement]